                                   EXHIBIT 4.2

            MACROVISION CORPORATION 1996 DIRECTORS STOCK OPTION PLAN

                             MACROVISION CORPORATION
                        1996 DIRECTORS STOCK OPTION PLAN
                        --------------------------------

       As Amended and Restated by the Board of Directors on June 16, 2000,
                 Approved by the Stockholders on August 24, 2000
            As Amended by the Board of Directors on February 16, 2001
             As Amended by the Board of Directors on April 16, 2002
                  Approved by the Stockholders on June 6, 2002


     1. PURPOSE. The purpose of the Macrovision Corporation 1996 Directors Stock Option Plan (the "Plan") is to grant to non-employee members of the Company's Board of Directors ("Outside Directors") of Macrovision Corporation, a Delaware corporation (the "Company") the opportunity to acquire Common Stock of the Company, thereby encouraging such persons to accept or continue their service on the Company's Board of Directors; to align the interests of such persons with those of the Company's stockholders through stock ownership; and to furnish such persons an additional incentive to improve operations and increase profits of the Company.


          To accomplish the foregoing objectives, this Plan provides a means whereby Outside Directors may receive options to purchase Common Stock. Options granted under this Plan will be nonstatutory (nonqualified) stock options.

     2. ADMINISTRATION. The Plan shall be administered by the Company's Board of Directors (the "Administrator"), which shall have the power and authority to grant stock options consistent with the terms of the Plan, including the power and authority:

          (a) to determine the terms and conditions of the stock option agreements entered into between the Company and any Outside Director;

          (b)    to interpret the Plan;

          (c)    to modify or amend any such option; and

          (d) to make all determinations necessary or advisable for the administration of the Plan.

     3.   ELIGIBILITY; NUMBER.

          (a) Each Outside Director who first becomes a member of the Company's Board of Directors after the effective date of the Registration Statement on Form SB-2 for the initial public offering of the Company's Common Stock (the "IPO Date") shall be granted options to purchase shares of the Company's Common Stock effective as of the date he or she first becomes a member of the Company's Board of Directors (the "Initial Grant Date"). On and after April 23, 2000, the number of shares of the Company's Common Stock subject to options granted to each such Outside Director on his or her Initial Grant Date shall be forty thousand (40,000) shares.

          (b) Each Outside Director who first becomes a member of the Company's Board of Directors after the IPO Date shall be granted options to purchase additional shares of the Company's Common Stock annually on each successive anniversary of the Initial Grant Date commencing on the one (1) year anniversary of the Initial Grant Date, provided that such Outside Director continues to serve on the Company's Board of Directors on such dates. Each Outside Director who is serving as a member of the Company's Board of Directors on the IPO Date will be granted an option to purchase shares of the Company's Common Stock annually on each successive anniversary of the IPO Date commencing on the one (1) year anniversary of the IPO Date, provided that such Outside Director continues to serve on the Company's Board of Directors on such dates. Each employee member of the Company's Board of Directors who becomes an Outside Director as a result of ceasing to be an employee of the Company will be granted an option to purchase shares of the Company's Common Stock annually on each successive anniversary of the IPO Date commencing on the first anniversary of the IPO Date on which such individual serves as an Outside Director, provided that such individual continues to serve as an Outside Director on the Company's Board of Directors on such dates, but such an individual will not receive any initial grant of an option to purchase shares of the Company's Common Stock under Subsection 3(a) above. On and after February 16, 2001, the number of shares of the Company's Common Stock subject to options granted to each Outside Director annually under this Subsection 3(b) shall be fifteen thousand (15,000) shares.

     4. EXERCISE PRICE. The exercise price of each option to purchase a share of the Company's Common Stock shall be the fair market value of a share of the Company's Common Stock on the date on which such option is granted. For all purposes of this Plan, the fair market value of the Company's Common Stock on any particular date shall be determined as follows:

          (a) If the Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of the Stock on the date of determination on the stock exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape transactions on such exchange. If there is no reported sale of the Stock on such exchange on the date of determination, then the fair market value shall be the closing price on the exchange on the last preceding date for which such quotation exists.

          (b) If the Stock is not at the time listed or admitted to trading on any national exchange but is traded on the NASDAQ National Market System, the fair market value shall be the closing selling price per share of the Stock on the date of determination, as such price is reported by the National Association of Securities Dealers, Inc. through the NASDAQ National Market System or through any successor system. If there is no reported closing selling price for the Stock on the date of determination, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists.

          (c) If the Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Administrator after taking into account such factors as the Administrator shall deem appropriate.

     5.   COMMON STOCK SUBJECT TO PLAN.

          (a) As of April 16, 2002, there shall be reserved for issue upon the exercise of options granted under the Plan, four hundred seventy-seven thousand and thirty-six (477,036) shares of Common Stock. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

          (b) Notwithstanding any other provisions of this Plan, the aggregate number of shares of Common Stock subject to outstanding options granted under this Plan, plus the aggregate number of shares issued upon the exercise of all options granted under this Plan, shall never be permitted to exceed the number of shares specified in the first sentence of Subsection 5(a) above.

     6. TERMS OF OPTIONS. Each option granted under the Plan shall be evidenced by a nonstatutory stock option agreement between the individual to whom the option is granted (the "optionee") and the Company. Each such agreement shall designate the option thereby granted as a nonstatutory stock option. Each such agreement shall be subject to the terms and conditions set forth in this
Section 6, and to such other terms and conditions not inconsistent herewith as the Administrator may deem appropriate in each case. All options granted under this Plan shall be subject to the following terms and conditions:

          (a) TERM OF OPTIONS. The period or periods within which an option may be exercised shall be determined by the Administrator at the time the option is granted, but in no event shall such period extend beyond ten (10) years from the date the option is granted.

          (b) METHOD OF PAYMENT FOR COMMON STOCK. Payment for stock purchased upon any exercise of an option granted under this Plan shall be made in full concurrently with such exercise by any one of the following methods: (i) in cash; (ii) if and to the extent the instrument evidencing the option so provides and if the Company is not then prohibited from purchasing or acquiring shares of such stock, with shares of the same class of stock as are subject to the option that have been held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes, delivered in lieu of cash, with the shares so delivered to be valued on the basis of the fair market value of the stock (determined in a manner specified in the instrument evidencing the option) on the date of exercise; (iii) through a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers (the "NASD Dealer") whereby the optionee irrevocably elects to exercise the option and to sell a portion of the shares so purchased to pay for the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (iv) through a "margin" commitment from the optionee and a NASD Dealer whereby the optionee irrevocably elects to exercise the option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price , and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; or (v) any combination of the foregoing.

          (c) VESTING. Options granted under this Plan on or before April 22, 1999, shall become first exercisable ratably over a four (4) year period such that each option shall become first exercisable as to one forty-eighth (1/48) of the option shares on the last day of each month, beginning with the first full month following the date of grant, provided that the optionee continues to serve on the Company's Board of Directors on such dates. Initial options granted under Subsection 3(a) of this Plan on or after April 23, 1999, and annual options granted under Subsection 3(b) of this Plan on or after April 23, 1999, but prior to April 23, 2000, shall become first exercisable ratably over a three (3) year period such that each option shall become first exercisable as to one thirty-sixth (1/36) of the option shares on the last day of each month, beginning with the first full month following the date of grant, provided that the optionee continues to serve on the Company's Board of Directors on such dates. Annual options granted under Subsection 3(b) of this Plan on or after April 23, 2000, shall become first exercisable ratably over a one (1) year period such that each option shall become first exercisable as to one twelfth (1/12) of the option shares on the last day of each month, beginning with the first full month following the date of grant, provided that the optionee continues to serve on the Company's Board of Directors on such dates. Notwithstanding the foregoing, all options granted to an optionee under this Plan will become exercisable immediately upon the optionee's death or disability while serving on the Company's Board of Directors.

          (d) DEATH; DISABILITY; RESIGNATION. In the event of an optionee's death or disability while serving on the Company's Board of Directors, all options granted to that optionee under this Plan may be exercised by the optionee or the optionee's estate for a period of one (1) year after the date on which the optionee ceases to serve on the Company's Board and will terminate if not exercised during such period, subject to termination on the expiration of the stated term of the option, if earlier. If an optionee resigns from the Company's Board of Directors or declines to stand for reelection, options that have become exercisable through the last date on which the optionee serves on the Company's Board may be exercised for a period of three (3) months thereafter and will terminate if not exercised during such period, subject to termination on the expiration of the stated term of the option, if earlier. If an optionee is removed from the Board by action of the Company's Stockholders or Board of Directors, options that have become exercisable through the date of such removal may be exercised for a period of one (1) week thereafter and will terminate if not exercised during such period, subject to termination on the expiration of the stated term of the option, if earlier. The "optionee's estate" shall mean the duly authorized conservator or guardian of the estate of the optionee or the executor of the optionee's last will or the duly authorized administrator or special administrator of the optionee's probate estate or any other legal representative of the optionee's estate duly appointed as a result of the optionee's death or incapacity or any person who acquires the right to exercise this option by reason of the optionee's death under the optionee's will or the laws of intestate succession.

         (e) WITHHOLDING AND EMPLOYMENT TAXES. At the time of exercise of an option, the optionee shall remit to the Company in cash the amount of any and all applicable federal and state withholding and employment taxes.

     7. STOCK ISSUANCE AND RIGHTS AS STOCKHOLDER. Notwithstanding any other provisions of the Plan, no optionee shall have any of the rights of a stockholder (including the right to vote and receive dividends) of the Company, by reason of the provisions of this Plan or any action taken hereunder, until the date such optionee shall both have paid the exercise price for the Common Stock and shall have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) the stock certificate evidencing such shares.

     8. NON-TRANSFERABILITY OF OPTIONS. No option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Administrator may provide in any option agreement that the optionee may transfer, without consideration for the transfer, such option to members of his immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, or to charitable organizations, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable option agreement.

     9.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

          (a) Subject to any required action by the Company's stockholders, the number of shares of Common Stock covered by this Plan as provided in Section 5, the number of shares covered by each outstanding option granted hereunder and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split, reverse split, subdivision or consolidation of such shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such outstanding shares of Common Stock effected without the receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." The number of shares of Common Stock, as provided in Section 3, covered by options to be granted after the date of any event described in this Subsection 9(a) shall not be adjusted as a result of such event, unless the Board determines that it is appropriate to make such an adjustment and amends the Plan accordingly.

          (b) In the event of (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is the not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all optionees); (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company; (iv) the sale of substantially all of the assets of the Company; or (v) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Internal Revenue Code of 1986, as amended, wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), any and all outstanding options under this Plan shall become fully exercisable, notwithstanding any other provision of this Plan and without regard to any vesting provisions contained in the options, for a reasonable period of time prior to the consummation of such event. Upon any such event, the successor corporation (if any) may assume, convert or replace any outstanding options that are not exercised prior to the consummation of the event or may substitute equivalent options or provide substantially similar consideration to the optionees as was provided to the stockholders (after taking into account the existing provisions of the option grants). In the event such successor corporation (if any) does not assume or substitute options, as provided above, upon an event described in this Subsection 9(b), such options will terminate on the consummation of such event at such time and on such conditions as the Company's Board of Directors shall determine.

          (c) To the extent that any adjustments described in this Section 9 relate to stock or securities of the Company, such adjustments shall be made by the Company's Board of Directors, whose determination in that respect shall be final, binding and conclusive.

          (d) Except as expressly provided in this Section 9, no optionee shall have any rights by reason of any subdivision or consolidation of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to any option granted hereunder.

          (e) The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     10.  SECURITIES LAW REQUIREMENTS.

          (a) The Administrator may require an individual as a condition of the grant and of the exercise of an option, to represent and establish to the satisfaction of the Administrator that all shares of Common Stock to be acquired upon the exercise of such option will be acquired for investment and not for resale. The Administrator shall cause such legends to be placed on certificates evidencing shares of Common Stock issued upon exercise of an option as, in the opinion of the Company's counsel, may be required by federal and applicable state securities laws.

          (b) No shares of Common Stock shall be issued upon the exercise of any option unless and until counsel for the Company determines that: (i) the Company and the optionee have satisfied all applicable requirements under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act;
(ii) any applicable listing requirement of any stock exchange on which the Company's Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state and federal law have been satisfied.

     11. FINANCIAL ASSISTANCE. The Company shall have the authority under this Plan to assist any Outside Director to whom an option is granted hereunder in the payment of the purchase price payable on exercise of that option, by lending the amount of such purchase price to such Outside Director on such terms and at such rates of interest and upon such security as shall have been authorized by or under authority of the Company's Board of Directors.

     12. AMENDMENT. The Company's Board of Directors may terminate the Plan or amend the Plan from time to time in such respects as the Board may deem advisable.

     13. TERMINATION. The Plan shall terminate automatically on December 1, 2006, and may be terminated at any earlier date by the Company's Board of Directors. No option shall be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any option then outstanding.

     14. TIME OF GRANTING OPTIONS. The date of grant of an option hereunder shall, for all purposes, be the date on which the Administrator makes the determination granting such option.

     15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

     16. EFFECTIVE DATE. This Plan was adopted by the Company's Board of Directors on December 3, 1996, and was approved by the stockholders of the Company on February 25, 1997. The Plan was most recently restated by the Company's Board of Directors on June 16, 2000, which restatement was approved by the stockholders of the Company on August 24, 2000, and subsequently amended by the Company's Board of Directors on February 16, 2001. However, no options shall be granted under the Plan prior to the IPO Date.